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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

               The undersigned hereby agrees that the statement on Schedule 13G with respect to the shares of Common Stock of Microvision, Inc. dated April 1, 1999, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.

Date:  April 7, 1999              CAPITAL VENTURES INTERNATIONAL

                                  By: Heights Capital Management, pursuant to a Limited Power of Attorney, a copy of which is filed as Exhibit A to the Schedule 13G

                                       By: /s/ Michael Spolan
                                           -------------------------------
                                           Michael Spolan, General Counsel
                                           and Secretary

Date:  April 7, 1999              HEIGHTS CAPITAL MANAGEMENT, INC.


                                  By: /s/ Michael Spolan
                                      -------------------------------
                                      Michael Spolan, General Counsel
                                      and Secretary